UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2023

KORE Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40856	86-3078783
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Ravinia Drive NE, Suite 500

Atlanta, GA 30346

877- 710-5673

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	KORE	The New York Stock Exchange
Warrants to purchase common stock	KORE WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(e) - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2023 (the “Effective Date”), KORE Group Holdings, Inc. (the “Company”) and Romil Bahl, the Company’s President and Chief Executive Officer, entered into an amendment to the RSU Award Agreements (as defined below), effective as of the Effective Date (the “Amendment”).

The Company and Mr. Bahl previously entered into the following equity award agreements (collectively, the “RSU Award Agreements”): (i) that certain Restricted Stock Unit Award Agreement, dated as of January 4, 2022, pursuant to which Mr. Bahl was granted 171,761 restricted stock units (“RSUs”) (the “Stock Price RSU Award Agreement”); (ii) that certain Restricted Stock Unit Award Agreement, dated as of January 4, 2022, pursuant to which Mr. Bahl was granted 400,000 RSUs (the “2021 Annual Grant RSU Award Agreement”); (iii) that certain Restricted Stock Unit Award Agreement, dated as of January 4, 2022, pursuant to which Mr. Bahl was granted 400,000 RSUs (the “2022 Annual Grant RSU Award Agreement”); and (iv) that certain Restricted Stock Unit Award Agreement, dated as of June 30, 2022, pursuant to which Mr. Bahl was granted 216,667 RSUs (the “Company Revenue RSU Award Agreement”), in each case, pursuant to the KORE Group Holdings, Inc. 2021 Long-Term Stock Incentive Plan, as amended, modified or supplemented from time to time.

The Amendment provides for the following amendments to the RSU Award Agreements:

•	The Stock Price RSU Award Agreement was amended to provide that the RSUs granted under such agreement fully vested on the Effective Date.

•

The 2021 Annual Grant RSU Award Agreement was amended to provide that the 200,000 Performance-Based RSUs (as defined therein) granted under such agreement will vest 50% on March 31, 2024 and 50% on March 31, 2025, in each case, subject to Mr. Bahl’s continued employment or service through each such date; provided, that on each such vesting date, Mr. Bahl may be eligible to earn up to an additional 50,000 Performance-Based RSUs based upon the achievement of specified performance goals measured during the three-year performance period that ends on December 31, 2023, with achievement to be determined by the Board of Directors of the Company (the “Board”).

•

The 2022 Annual Grant RSU Award Agreement was amended to provide that the 200,000 Performance-Based RSUs (as defined therein) granted under such agreement will fully vest on March 31, 2025, subject to Mr. Bahl’s continued employment or service through such date; provided, that on such vesting date, Mr. Bahl may be eligible to earn up to an additional 100,000 Performance-Based RSUs based upon the achievement of specified performance goals measured during the three-year performance period that ends on December 31, 2024, with achievement to be determined by the Board.

•

The Company Revenue RSU Award Agreement was amended to provide that the RSUs granted under such agreement will fully vest on March 31, 2025, subject to Mr. Bahl’s continued employment or service through such date.

Except as modified as described above, each of the RSU Award Agreements will remain in full force and effect in accordance with their respective terms. The Amendment is made part of, and is incorporated into, the RSU Award Agreements, as applicable.

The description of the Amendment herein does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2023.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed with this current report:

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORE Group Holdings, Inc.

Date: June 15, 2023	By:	/s/ Jack W. Kennedy Jr.
	Name:	Jack W. Kennedy Jr.
	Title:	Executive Vice President, Chief Legal Officer & Secretary